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                                                                   EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated May 8, 2001, accompanying the consolidated financial statements of Kent Electronics Corporation and Subsidiaries as of March 31, 2001 and for each of the two years in the period ended March 31, 2001 appearing in the Annual Report on Form 10-K of Avnet, Inc. for its fiscal year ended June 28, 2002, which Report is incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


Houston, Texas
July 23, 2003